UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2006

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 400 Chicago, Illinois 60606
(Address of principal executive offices)

Registrant’s telephone number: (312) 474-1300

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)            On June 19, 2006, the Board of Trustees of Equity Residential (the “Company”) increased the size of its board from 11 to 12 and appointed John E. Neal as a Trustee of the Company’s Board of Trustees effective as of July 1, 2006, to serve until the next annual meeting of shareholders or until his successor has been elected and qualified. It is expected that the Board of Trustees will appoint Mr. Neal as a member of one or more of the Board’s independent committees when the Board meets in September 2006 or at an earlier date. The Board of Trustees has determined that Mr. Neal is independent of the Company and its management within the meaning of the NYSE listing standards.

Based on information provided to the Company by Mr. Neal, and other records and information available to the Company, the Company believes that there are no transactions or proposed transactions to which the Company or any of its subsidiaries was or is a party, and in which Mr. Neal had, or will have, a direct or indirect material interest. In addition, there is no arrangement or understanding between Mr. Neal and any other person pursuant to which Mr. Neal was selected as a trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 20, 2006	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President, General Counsel and Secretary

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: June 20, 2006	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President, General Counsel and Secretary